                            Premier Graphics, Inc.
                                   as Issuer


                          The Guarantors named herein
                                 as Guarantors

                                      and

                    United States Trust Company of New York
                                  as Trustee



                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of March 19, 1999

                                      to

                                   INDENTURE

                         Dated as of December 11, 1998

                                    between

                       PREMIER GRAPHICS, INC., as Issuer

                  THE GUARANTORS NAMED THEREIN, as Guarantors

                                      and

              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



                                 $130,000,000
                         11 1/2% SENIOR NOTES DUE 2005

     This FIRST SUPPLEMENTAL INDENTURE, dated as of March 19, 1999, is entered into by and among Premier Graphics, Inc., a Delaware corporation (the "Company"), Master Graphics, Inc., a Tennessee corporation ("Master Graphics"), and United States Trust Company of New York, as Trustee (the "Trustee).

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of December 11, 1998 (the "Indenture"), providing for the issuance of its 11 1/2% Senior Notes due 2005 (the "Initial Notes") and, when and if issued as provided in the Exchange and Registration Rights Agreement, 11 1/2% Senior Notes due 2005 (the "Exchange Notes" and, together with the Initial Notes, the "Securities");

     WHEREAS, Master Graphics and Harperprints are currently Guarantors under such Indenture;

     WHEREAS, the Company intends to merge Harperprints with and into the Company effective upon the close of business on March 19, 1999 (the "Merger"), whereupon the Company will be the surviving corporation following the Merger pursuant to Section 5.1 of the Indenture;

     WHEREAS, pursuant to Section 12.4 of the Indenture, the Merger is permitted under the Indenture;

     WHEREAS, Harperprints is currently a Subsidiary and a Guarantor under the Indenture;

     WHEREAS, as a result of the Merger, the separate legal existence of Harperprints will cease, and thus, will its designation as a Guarantor under the Indenture; and

     WHEREAS, pursuant to Section 12.7 of the Indenture, the release of Harperprints as a Guarantor is permitted under the Indenture;

     NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Master Graphics, Harperprints and the Trustee agree as follows:

     SECTION 1. The Trustee hereby consents to the Merger and the release of Harperprints as a Guarantor. The Company hereby acknowledges that the obligations of Harperprints under the Guarantee previously made by shall now be treated as the obligations of the Company under the Indenture, as the surviving entity pursuant to the Merger.

     SECTION 2. Except as expressly supplemented by this First Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Securities issued thereunder shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

     SECTION 3. This First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

     SECTION 4. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

     SECTION 5. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Supplemental Indenture may refer to the Indenture without making specific reference to this First Supplemental Indenture, but nevertheless all such references shall include this First Supplemental Indenture unless the context otherwise requires.

     SECTION 6. This First Supplemental Indenture shall be deemed to have become effective upon the date first above written.

     SECTION 7. In the event of a conflict between the terms of this First Supplemental Indenture and the Indenture, this First Supplemental Indenture shall control.

     SECTION 8. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Master Graphics and Harperprints.

            [The remainder of this page is intentionally left blank]

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

     IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                    PREMIER GRAPHICS, INC.


                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                                    MASTER GRAPHICS, INC.


                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                                    UNITED STATES TRUST
                                    COMPANY OF NEW YORK


                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

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